EXHIBIT 99.1

Viggle Releases FQ3 2013 Report, Highlighting New Partnerships and Growth Strategy
Registered users grow 515%, as revenues increase 510%

NEW YORK – May 15, 2013 – Viggle (Symbol: VGGL), a free cutting-edge mobile app that operates an intelligent “second screen” for television, today released its results for FQ3 2013 ending March 31, 2013.

Viggle generated $3.395 million in revenue in F3Q 2013, a 510 percent increase compared to $0.556 million in F3Q 2012, during which Viggle launched its application on January 25, 2012. In the traditionally slowest quarter of the year for TV and brand advertising, Viggle’s revenue dropped by 12 percent compared to F2Q 2013, when revenues were $3.875 million.  This is in line with some other companies with similar revenue markets, some of which saw declines of up to 20 percent.

The growth over last year is due to the continued acceptance of Viggle among advertisers and networks.  During the quarter, nineteen brand advertisers and nine TV networks partnered with Viggle to run second screen integrated ad campaigns.  Brand activations are driving key performance indicators for partners such as brand awareness and intent to purchase.  For network partners, Viggle is driving the discovery of new shows, reminders to tune in and show engagement.

Registered users increased by 515 percent in the past year and 35 percent during the quarter.  Viggle totaled 2.183 million as of the end of F3Q 2013, compared to 0.355 million as of the end of F3Q 2012, and compared to 1.623 million at the end of F2Q 2013.  That trend continued in April 2013, with another 12 percent increase, giving Viggle 2.445 million registered users through the end of April.

Viggle is also seeing continued growth among monthly active users, which increased by 54 percent, quarter-to-quarter.  For F3Q 2013, Viggle saw an average of 599,317 monthly active users, as opposed to an average of 389,735 in F2Q 2013.   Viggle saw continued growth in April with monthly active users of 667,907.  Monthly active users are computed by determining those users that have logged into the Viggle app at any time during the month.

“We are seeing a steady and sizeable growth in registered and active users, making it clear to us that Viggle is becoming more widely accepted by the viewing public,” said Greg Consiglio, Viggle President and COO.  “The outstanding growth in our first actual quarter-to-quarter comparison is further confirmation that the type of promotions we are running are resonating with the advertising community and our network partners.  We are excited about our ability to build on this momentum."

Consiglio noted that a core focus of Q3 was developing Viggle’s nationwide television campaign and securing partnerships with networks, brands and agencies.  Viggle unveiled a “Watch and Win” promotion with The Ellen DeGeneres Show and teamed with the NBA for the league’s 2013 playoffs. Viggle also commissioned TV research giant Nielsen to conduct research that will guide product development with deeper understanding of the user base and their habits.

For F3Q 2013, Viggle had an Adjusted EBITDA loss of $8.803 million as compared to an adjusted EBITDA loss of $6.451 million in F2Q 2013, as compared to an Adjusted EBITDA loss of $8.484 million in F1Q 2013. Revenue exceeded the cash cost of rewards each month in the quarter.  The sequential increase in EBITDA losses is directly attributable to an increase in marketing spending to grow Viggle’s user base, $594,000 legal fees plus the $500,000 break-up fee for ending a proposed merger with GetGlue, and a decline in revenues, partially offset by a slight decrease in the cash cost of rewards.

About Viggle℠
Launched in January 2012, Viggle is a free second-screen media platform that rewards its members for watching their favorite TV shows. Viggle enhances TV with interactive games like Viggle LIVE and the first ever real-time fantasy sports game, MyGuy. Viggle members get rewarded for their TV time from places like Best Buy, Papa John’s, Fandango, Hulu Plus and Groupon, among others. Viggle also allows like-minded fans of their favorite shows to connect through Viggle Chatter features. Viggle’s audio verification technology recognizes shows on TV and allows members to check into live and DVR’d TV content from more than 170 of the most popular broadcast and cable channels. For more information, visit www.viggle.com, follow us on Twitter @ViggleLABS.

Non-GAAP Adjusted Rewards Costs and Adjusted EBITDA
The Company provides a non-GAAP measure for adjusted rewards costs as an alternative view of the Company's cost of providing rewards to its users.  The Company reports rewards costs in its Consolidated Statement of Operations in both cost of watchpoints and engagement points and in Selling, general and administrative expenses.  Management believes that due to the lack of operating history associated with user point accumulation and redemption activity, that a useful financial measure for investors is to provide to them the amount of cash the company has actually paid to provide rewards to its users.  The Company also presents Adjusted EBITDA.  Adjusted EBITDA is a non-GAAP measure that represents operating loss (as reported) plus depreciation and amortization, stock based compensation and adjustment to rewards costs.  Management believes these non-GAAP measures enhance investors' understanding of the Company's financial performance.  The information on adjusted rewards costs and Adjusted EBITDA should be considered in addition to, but not in lieu of operating income prepared in accordance with generally accepted accounting principles in the United States (GAAP).  Since adjusted reward costs and Adjusted EBITDA are not measures determined in accordance with GAAP, they have no standardized meaning prescribed by GAAP and therefore, may not be comparable to the calculation of similar measures of other companies.  A reconciliation between GAAP financial measures and non-GAAP financial measures is as follows.

	Reconciliation of rewards cost to adjusted rewards costs
Adjusted Rewards Costs Amounts in 000's	March 31, 2013	Three Months Ended December 31, 2012	September 30, 2012

Cost of watchpoints and engagement points as reported	$(2,593)	(1,571)	(2,228)
Selling, general and administrative expenses as reported	(44,185)	(15,143)	(21,700)
Adjustment to cost of watchpoints and engagement points	1,388	329	403
Adjustment to selling, general and administrative expenses	650	186	217
Adjusted cost of watchpoints and engagement points	(1,250)	(1,242)	(1,825)
Adjusted selling, general and administrative expenses	(43,535)	(14,957)	(21,483)

Reconciliation of rewards cost to adjusted rewards costs
Adjusted Rewards Costs	Three Months Ended
Amounts in 000's	March 31, 2013	December 31, 2012	September 30, 2012

Revenue	$3,395	3,875	2,052

Operating loss as reported	$(43,383)	(12,839)	(21,876)
Add:
Stock compensation costs	31,572	4,936	11,839
Adjusted rewards costs
Adjustment to cost of watchpoints and engagement points	1,388	329	403
Adjustment to selling, general and administrative	650	186	217
Depreciation and amortization costs	970	937	933
Adjusted EBITDA	$(8,803)	(6,451)	(8,484)

* Adjusted EBITA is a non-GAAP measure, but shown above it represents operating loss plus depreciation and amortization, stock based compensation and adjustment to rewards costs

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of May 15, 2013.   Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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Contact:

Viggle
Matt Caldecutt / Ed Tagliaferri
DKC Public Relations, Marketing & Government Affairs
212/685-4300
matthew_caldecutt@dkcnews.com / edmund_tagliaferri@dkcnews.com

Viggle Investor Relations
John C. Small
CFO Viggle INC
646/738-3220
john@viggle.com